        Exhibit 10.26

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT is entered into as of January 4, 2008 (this “Agreement”), by and among, the investors signatory hereto (each sometimes referred to herein individually as an “Investor” and, collectively, as “Investors”)

RECITALS

A.           The Investors have entered into that certain Convertible Note Purchase Agreement, dated as of the date hereof (as amended, modified or otherwise supplemented from time to time, the “Purchase Agreement”), with Avistar Communications Corporation, a Delaware corporation (the “Company”) pursuant to which the Company has issued 4.5% Convertible Subordinate Secured Notes Due 2010, dated as of the date hereof (as amended, modified or otherwise supplemented from time to time, each a “Note” and collectively, the “Notes”) in favor of the Investors.

B.           In order to induce each Investor to purchase the Notes, the Company entered into that certain Security Agreement, dated as of the date hereof (as amended, modified or otherwise supplemented from time to time, the “Security Agreement”), to secure its obligations under the Notes.

C.           The Investors have agreed to enter into this Agreement to allocate their respective rights with respect to the Collateral under the Security Agreement.  Capitalized terms not otherwise defined in this Agreement shall have the meaning given to such terms in the Security Agreement.

AGREEMENT

The parties agree as follows:

1.  DEFINITIONS AND CONSTRUCTION

1.1  Definitions.  As used in this Agreement, the following terms shall have the following definitions:

“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code.  Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

“Collateral” has the meaning given to such term in the Security Agreement.

“Claim” means any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of each Investor now or hereafter arising or existing under or relating to its Note and the Credit Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, known or unknown, or disputed or undisputed, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against the Company under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination premiums.

“Credit Documents” means the Purchase Agreement, the Notes and the Security Agreement.

“Enforcement Action” means, with respect to any Investor and with respect to any Claim of such Investor or any item of Collateral in which such Investor has or claims a security interest, lien or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, accelerate, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Claim or Collateral.  The filing by any Investor of, or the joining in the filing by any Investor of, an involuntary bankruptcy or insolvency proceeding against the Company also is an Enforcement Action.

“Event of Default” has the meaning given to such term in the Security Agreement.

“Insolvency Event” has the meaning given to such term in Section 3.3.

“Investor” or “Investors” have the meanings given to such terms in the introductory paragraph hereof.

“Baldwin” means Baldwin Enterprises, Inc.

“Proceeds of Collection” has the meaning given to such term in Section 3.2.

“Pro Rata Share” has the meaning given to such term in the Security Agreement.

“Royalty Payments” means the Company’s right, title and interest in the royalties or other funds or assets under that certain Patent License Agreement, dated July 17, 2006, by and among, the Company, Sony Corporation and Sony Computer Entertainment, Inc., as amended, modified, supplemented or extended from time to time, or as any provision thereof may be waived, and any patent license agreement executed by the parties or their respective affiliates in substitution or replacement therefor, and the Company’s rights to enforce payment or delivery of such royalties or other funds or assets.

 “UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time (except to the extent that the UCC requires the application of the Uniform Commercial Code of another jurisdiction, in which case, the UCC shall mean such other jurisdiction’s Uniform Commercial Code).

1.2  Other Interpretive Provisions.  References in this Agreement to “Recitals,” “Sections,” and “Exhibits” are to recitals, sections, and exhibits herein and hereto unless otherwise indicated.  References in this Agreement to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.  The words “include” and “including” and words of similar import when used in this Agreement shall not be construed to be limiting or exclusive.

2.  INTERCREDITOR ARRANGEMENTS

2.1  Security Interest and Lien Priorities.

(a)  Priority.  Notwithstanding the time, order or method of attachment or perfection of security interests, or the time or order of filing or recording of financing statements or the provisions of the UCC or any applicable law or decision or any provision of the Credit Documents, the relative priority of the security interest and liens of the Investors arising under the Credit Documents shall be pari passu, provided, however, that Baldwin’s security interest in the Royalty Payments shall be senior in priority to the security interest in favor of the Investors (other than Baldwin).

(b)  Distribution of Proceeds of Royalty Payments.  Upon the occurrence and during the continuance of any Event of Default under any of the Credit Documents, as among the Investors, all proceeds of any sale, exchange, collection or other disposition of any Royalty Payments shall be distributed as follows:

(i)           first, to Baldwin in an amount up to its Claim under its Note (taking into account the satisfaction or partial satisfaction of such Claim with the proceeds of Collateral other than Royalty Payments); and

(ii)           second, to the Investors (other than Baldwin) to be distributed pari passu based upon such Investors’ Pro Rata Share, in an amount up to their respective Claims under their Notes (taking into account the satisfaction or partial satisfaction of such Claims with the proceeds of Collateral other than Royalty Payments).

(c)  Distribution of Proceeds of Collateral Generally.  Upon the occurrence and during the continuance of any Event of Default under any of the Credit Documents, as among the Investors, all proceeds of any sale, exchange, collection or other disposition of any Collateral (other than the Royalty Payments) shall be distributed pari passu to each Investor based upon its Pro Rata Share, but which amount shall not exceed such Investor’s Claim under its respective Note.  To the extent that Baldwin’s Claim under its Note is satisfied in full with less than its Pro Rata Share, such amount in excess of such Claim shall be redistributed to the other Investors based on their respective Pro Rata Shares to the extent necessary to satisfy the Claims of such Investors.

(d)  Possession of Royalty Payments.  If any Investor (other than Baldwin) shall obtain possession of any Royalty Payments, it shall hold such Royalty Payments in trust for Baldwin and shall promptly deliver such Royalty Payments to Baldwin pursuant to the terms of distribution set forth in Section 2.1(b) of this Agreement.

2.2  Transfer of Interest in Loans.

(a)  Consent.  No Investor may sell or otherwise transfer any of its interest in the Credit Documents, including without limitation, any loans or advances made under the Credit Documents without satisfying the terms and conditions of Section 2.2(b) hereof.

(b)  Assumption of Obligations.  The transferee shall assume all obligations of the transferring Investor with respect to the portion of the transferor’s interest under this Agreement and the applicable Credit Document.

(c)  Voidability.  Any sale or transfer of an interest in this Agreement shall be voidable at the option of the remaining Investor unless the provisions of this Section 2.2 are satisfied.

(d)  Collateral Agent.  The Collateral Agent under the Security Agreement is authorized and directed by the Investors to take all actions which may be necessary or desirable to give effect to this Agreement and the relative priorities of the Investors set forth herein.

3.  REPRESENTATIONS AND WARRANTIES

3.1  Due Organization and Qualification.  Each Investor that is an organization represents and warrants that it is duly existing and in good standing under the laws of its jurisdiction of formation.

3.2  Authority.  Each Investor that is an organization represents and warrants that it has all necessary power and authority to execute, deliver and perform this Agreement in accordance with the terms hereof and that it has all requisite power and authority to own and operate its properties and to carry on its business as now conducted.

3.3  Authorization; Enforceability.  Each Investor represents and warrants that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have each been duly authorized by all necessary action on the part of such Investor and (b) this Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of such Investor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

4.  NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement shall be made in the manner provided in the Purchase Agreement.

5.  NO BENEFIT TO THIRD PARTIES.

The terms and provisions of this Agreement shall be for the sole benefit of Investors and their respective successors and assigns, and no other person or entity (including the Company) shall have any right, benefit, priority, or interest under, or because of this Agreement.

6.  GENERAL PROVISIONS

6.1  Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by an Investor unless such assignment is made in compliance with Section 2.2.

6.2  Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

6.3  Entire Agreement; Construction; Amendments and Waivers.

(a)  This Agreement and the Credit Documents, constitutes and contains the entire agreement among the Investors and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

(b)  This Agreement is the result of negotiations between and has been reviewed by each of the Investors executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against either Investor.  Investors agree that they intend the literal words of this Agreement and that no parol evidence shall be necessary or appropriate to establish any Investor's actual intentions.

(c)  Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement shall not be effective without the written consent of each Investor.  Any waiver or consent with respect to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which it was given.  Any amendment, modification, waiver or consent effected in accordance with this Section 6.3 shall be binding upon each Investor.

6.4  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

6.5  Termination.  With respect to any particular Credit Document and the obligations thereunder, upon payment in full to any Investor of all amounts owing to such Investor with respect to such Credit Document, this Agreement shall terminate as to such Credit Document.

6.6  Reinstatement.  Notwithstanding any provision of this Agreement to the contrary, the rights and obligations of the parties hereunder shall be reinstated and revived if and to the extent that for any reason any payment by or on behalf of the Company is rescinded, or must be otherwise restored by Investors, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

6.7  Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any obligations remain outstanding hereunder.

7.  RELATIONSHIP OF PARTIES.

Investors shall not under any circumstances be construed to be partners or joint venturers of each other; nor shall the Investors under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with each other, or to owe any fiduciary duty to each other.  Investors do not undertake or assume any responsibility or duty to each other to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with the Company’s property, any collateral held by any Investor or the operations of the Company.  Each Investor shall rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Investor in connection with such matters is solely for the protection of such Investor.

8.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, EACH OF THE INVESTORS HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY AND STATE OF NEW YORK.  LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BALDWIN ENTERPRISES, INC.

By: /s/ Joseph A. Orlando
Name: Joseph A. Orlando
Title: Vice President

THE GERARD J. BURNETT AND MARJORIE J. BURNETT REVOCABLE TRUST FOR THE BENEFIT OF GERALD J. AND MARJORIE J. BURNETT

By: /s/ G.J. Burnett
Name: Gerald J. Burnett
Title: Trustee

HEINRICHS REVOCABLE TRUST

By: /s/ R. Stephen Heinrichs
Name: R. Stephen Heinrichs
Title: Trustee

THE CAMPBELL FAMILY 2001 TRUST DATED 2/07/01

By: /s/ William L. Campbell
Name: William L. Campbell
Title: Trustee

/s/ Simon Moss
SIMON MOSS

/s/ Craig Heimark
CRAIG HEIMARK

/s/ Darren Innes
DARREN INNES

WS INVESTMENT COMPANY, LLC (2007A)

By: /s/ James A. Terranova
Name: James A. Terranova
Title:

WS INVESTMENT COMPANY, LLC (2007D)

By: /s/ James A. Terranova
Name: James A. Terranova
Title: